Grant Thornton LLP Chartered Accountants Management Consultants

March 26, 2004

Securities and Exchange Commission

 Washington, D.C. 20549

Dear Sirs:

Re: GeoGlobal Resources Inc.

Pursuant to Regulation S-K Item 304.(a)3, this letter is to state that we have reviewed and agreed with the revised statements made by GeoGlobal Resources Inc. in response to Item 304(a).

Yours very truly,

Signed “Grant Thornton LLP”

Chartered Accountants

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